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                                                                    EXHIBIT 99.3

                    INSTRUCTION TO REGISTERED HOLDER AND/OR
              BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                      OF
                          TRANS WORLD AIRLINES, INC.

                     11 1/2% SENIOR SECURED NOTES DUE 2004


TO REGISTERED HOLDER AND/OR PARTICIPANT OF THE BOOK-ENTRY TRANSFER FACILITY:


     The undersigned hereby acknowledges receipt of the Prospectus dated ____________, 1998 (the "PROSPECTUS") of Trans World Airlines, Inc., a Delaware corporation (the "COMPANY"), and the accompanying Letter of Transmittal (the "LETTER OF TRANSMITTAL"), together constitute the Company's offer (the "EXCHANGE OFFER"). Capitalized terms used but not defined herein have the meaning ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount in the Old Notes held by you for the account of the undersigned is (fill in amount):

     $___________ of the 11 1/2% Senior Secured Notes due 2004

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [_] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

     $___________ of the 11 1/2% Senior Secured Notes due 2004

     [_] NOT to TENDER any Old Notes held by you for the account of the undersigned.
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     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Old Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the undersigned nor any such person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "SECURITIES ACT") or if the undersigned is an "affiliate", that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                   SIGN HERE


Name of beneficial owner(s):____________________________________________________

Signature(s):___________________________________________________________________

Name(s) (please print):_________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

Telephone Number:_______________________________________________________________

Taxpayer Identification or Social Security Number:______________________________

________________________________________________________________________________

Date:___________________________________________________________________________

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